Exhibit 10.1

OMNIBUS AMENDMENT No. 2

THIS OMNIBUS AMENDMENT NO. 2, dated September 6, 2013 (this “Amendment”) is entered into by and among the Transaction Parties (defined below) and relates to the following transaction documents (the “Transaction Documents”): (1) the Second Amended and Restated Indenture, dated as of September 1, 2012, by and among Marriott Vacations Worldwide Owner Trust 2011-1, as issuer (the “Issuer”), Marriott Ownership Resorts, Inc., as servicer (the “Servicer” or “MORI”), and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”) and as back-up servicer (the “Back-Up Servicer”) (as amended by Omnibus Amendment No. 1, dated January 15, 2013, by and among the parties hereto (“Omnibus Amendment No. 1”), the “Indenture”); (2) the Amended and Restated Note Purchase Agreement, dated September 11, 2012, by and among the Issuer, the Servicer, MORI SPC Series Corp., as seller (the “Seller”), Marriott Vacation Worldwide Corporation, as performance guarantor (the “Performance Guarantor” or “MVW”), the Purchasers (as defined in the Transaction Documents) and Deutsche Bank AG, New York Branch, as administrative agent (the “Administrative Agent”) (as amended by Omnibus Amendment No. 1, the “Note Purchase Agreement”); (3) the Amended and Restated Purchase Agreement, dated as of September 1, 2012, by and between MORI and the Seller (the “Purchase Agreement”); (4) the Amended and Restated Sale Agreement, dated as of September 1, 2012, by and between the Seller and the Issuer (the “Sale Agreement”); (5) the Amended and Restated Performance Guaranty, dated as of September 1, 2012, by and among the Issuer, the Performance Guarantor and the Indenture Trustee (the “Performance Guaranty”); (6) the Custodial Agreement, dated as of September 1, 2011, by and among Wells Fargo Bank, National Association, as custodian (the “Custodian”), the Issuer, the Indenture Trustee and the Servicer (the “Custodial Agreement”); (7) the Administration Agreement, dated as of September 1, 2011, by and among the Issuer, MORI, as administrator (the “Administrator”), the Indenture Trustee and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”) (the “Administration Agreement”); (8) the Amended and Restated Trust Agreement, dated September 28, 2011, by and between MVCO Series LLC, as owner (the “Owner” and together with the Issuer, MORI, MVW, the Seller, the Performance Guarantor, the Administrative Agent, the Indenture Trustee, the Servicer, the Administrator, the Back-Up Servicer, the Custodian, the Owner Trustee, the Purchasers and the Funding Agents, the “Transaction Parties”) and the Owner Trustee (the “Trust Agreement”); and (9) any other ancillary documents, agreements, supplements and/or certificates entered into or delivered in connection with the foregoing.

RECITALS

WHEREAS, the Transaction Parties desire to amend the Second Amended and Restated Standard Definitions attached or incorporated into each of the Transaction Documents (as amended by Omnibus Amendment No. 1, the “Second Amended and Restated Standard Definitions”) in the manner set forth herein.

WHEREAS, the Transaction Parties desire to amend the Indenture, the Note Purchase Agreement, the Purchase Agreement and the Sale Agreement, each in the manner set forth herein.

WHEREAS, the undersigned Purchasers and Funding Agents together constitute 100% of the Purchasers and Funding Agents.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the Transaction Parties hereby agree as follows:

Section 1.01. Amendment to the Standard Definitions

The following definitions shall replace the corresponding definition in the Second Amended and Restated Standard Definitions:

““Advance Rate” shall mean, with respect to the Borrowing Base Loans related to a Borrowing Base Loan Group, the applicable Advance Rate specified in the chart below:

Borrowing Base Loan Group	Applicable Advance Rate
Domestic Obligor No FICO Loan Group	70%
FICO 550 to 599 Loan Group	40%
FICO 600 to 649 Loan Group	50%
FICO 650 to 699 Loan Group	76%
FICO 700 to 749 Loan Group	91%
FICO 750 Plus Loan Group	96%
Foreign Timeshare Loan Group I	68%
Foreign Timeshare Loan Group II	40%”

““Borrowing Base Loan Group” means any of the Foreign Timeshare Loan Group I, Foreign Timeshare Loan Group II, Domestic Obligor No FICO Loan Group, FICO 550 to 599 Loan Group, FICO 600 to 649 Loan Group, FICO 650 to 699 Loan Group, FICO 700 to 749 Loan Group and FICO 750 Plus Loan Group.”

““Excluded Loan Balance” as of any date of determination shall mean the sum of the following:

(i) the amount by which the aggregate Loan Balance of all Borrowing Base Loans relating to a Timeshare Property at an RCC Resort or a GRM Resort exceeds 10.0% of the Aggregate Loan Balance of all Borrowing Base Loans; plus

(ii) the amount by which the aggregate Loan Balance of all Borrowing Base Loans with an original term to stated maturity more than 120 months exceeds 30.0% of the Aggregate Loan Balance of all Borrowing Base Loans; plus

(iii) the amount by which the aggregate Loan Balance of all Borrowing Base Loans with both an original term to stated maturity of more than 180 months and were originated after the Closing Date, exceeds 5% of the Aggregate Loan Balance of all Borrowing Base Loans; plus

(iv) the amount by which the aggregate Loan Balance of all Borrowing Base Loans for which the related Obligor is a resident of the Highest State Concentration exceeds 30.0% of the Aggregate Loan Balance of all Borrowing Base Loans; plus

(v) the amount by which the aggregate Loan Balance of all Borrowing Base Loans for which the related Obligor is a resident of the Highest Five State Concentration exceeds 60.0% of the Aggregate Loan Balance of all Borrowing Base Loans, plus

(vi) the amount by which the aggregate Loan Balance of all Borrowing Base Loans having a Foreign Obligor from the Highest Country Concentration exceeds 30.0% of the aggregate Loan Balance of all Borrowing Base Loans having a Foreign Obligor; plus

(vii) the amount by which the aggregate Loan Balance of all Borrowing Base Loans having a Foreign Obligor from the Highest Three Countries Concentration exceeds 60.0% of the aggregate Loan Balance of all Borrowing Base Loans having a Foreign Obligor; plus

(viii) the Loan Balance of any Pre-Completion Loan with more than 9 months remaining until its Anticipated Completion Date; plus

(ix) the amount by which the aggregate Loan Balance of all Pre-Completion Loans with 9 months or less until their respective Anticipated Completion Date exceeds 7.5% of the Aggregate Loan Balance of all Borrowing Base Loans; plus

(x) the Loan Balance of any Pre-Completion Loan for which the related Unit is not an Available Unit as of its Anticipated Completion date; plus

(xi) the amount by which the aggregate Loan Balance of all Borrowing Base Loans with a Loan Balance greater than $125,000 exceeds 15.0% of the Aggregate Loan Balance of all Borrowing Base Loans; plus

(xii) the amount by which the aggregate Loan Balance of all Borrowing Base Loans (other than Borrowing Base Loans related to an Upgrade) for which the related Obligor did not have a Downpayment Percentage of at least 10% at the time of purchase exceeds 10% of the Aggregate Loan Balance of all Borrowing Base Loans; plus

(xiii) the amount by which the aggregate Loan Balance of all Borrowing Base Loans in the FICO 550 to 599 Loan Group exceeds 5% of the Aggregate Loan Balance of all Borrowing Base Loans; plus

(xiv) the amount by which the aggregate Loan Balance of all Borrowing Base Loans for which the related Obligor is a Domestic Obligor with no FICO score exceeds 5% of the Aggregate Loan Balance of all Borrowing Base Loans.”

““Facility Termination Date’’ shall mean, with respect to any Purchaser Group or Non-Conduit Committed Purchaser, September 5, 2015, as such date may be extended in accordance with Section 2.3(c) of the Note Purchase Agreement.”

““Hedge Reserve Amounts” shall mean amounts deposited in the Hedge Reserve Account.”

““Unused Rate” shall mean with respect to any day during an Interest Accrual Period:

(i) if the Outstanding Note Balance on such day divided by the Facility Limit is greater than 50%, 0.55%, and

(ii) if the Outstanding Note Balance on such day divided by the Facility Limit is less than or equal to 50%, 0.60%.”

““Usage Rate” means 1.20%.”

The following definitions shall be added to the Second Amended and Restated Standard Definitions in the appropriate alphabetical order:

““Basel III” means “A Global Regulatory Framework for More Resilient Banks and Banking Systems” developed by the Basel Committee on Banking Supervision, initially published in December 2010.”

““Charges” means, with respect to Section 2.2(e) of the Note Purchase Agreement, any external cost, fee or expense incurred by a Non-Conduit Committed Purchaser or an Alternate Purchaser or any internal cost, fee or expense incurred by any business of a Non-Conduit Committed Purchaser or an Alternate Purchaser managing such Non-Conduit Committed Purchaser’s or such Alternate Purchaser’s interests or obligations under the Note Purchase Agreement.”

““Delayed Amount” has the meaning specified in Section 2.2(e) of the Note Purchase Agreement.”

““Delayed Funding Date” has the meaning specified in Section 2.2(e) of the Note Purchase Agreement.”

““Delayed Funding Notice” has the meaning specified in Section 2.2(e) of the Note Purchase Agreement.”

““Delayed Funding Purchaser” has the meaning specified in Section 2.2(e) of the Note Purchase Agreement.”

““Delayed Funding Purchaser Group” has the meaning specified in Section 2.2(e) of the Note Purchase Agreement.”

““Delayed Funding Reimbursement Amount” means, with respect to any Delayed Amount of a Delayed Funding Purchaser funded by Non-Delayed Funding Purchasers on a Funding Date, an amount equal to the excess, if any, of (a) such Delayed Amount over (b) the amount, if any, by which the portion of any Principal Distribution Amount paid to such Non- Delayed Funding Purchasers pursuant to Section 3.04 of the Indenture and Servicing Agreement or of any decrease to the Outstanding Note Balance made in accordance with Section 2.3 of the Note Purchase Agreement, on any date during the period from and including such Funding Date to but excluding the Delayed Funding Date for such Delayed Amount, was greater than what it would have been had such Delayed Amount been funded by such Delayed Funding Purchaser on such Funding Date.”

““Domestic Obligor No FICO Loan Group” means Borrowing Base Loans for which the related Domestic Obligors do not have FICO scores.”

““ECP Asset Amount” shall mean, for any date of determination, an amount equal to sum of (i) the Loan Balances of all Timeshare Loans and (ii) amounts on deposit in the Trust Accounts.”

““FICO 550 to 599 Loan Group” means all Borrowing Base Loans for which the related Domestic Obligors have FICO scores in the range from and including 550 to and including 599.”

““Non-Delayed Funding Purchaser” has the meaning specified in Section 2.2(f) of the Note Purchase Agreement.”

Section 1.02. Amendment of the Indenture

Section 3.02(e) of the Indenture shall be amended by deleting the same in its entirety and replacing it with:

“(e) Hedge Reserve Account. Subject to the requirement that the Issuer fund the Hedge Reserve Account when the ECP Asset Amount is less than each of (A) the sum of $1,000,000 and the then aggregate Outstanding Note Balance and (B) $10,000,000, the Issuer may exercise at any time an option to fund a hedge reserve account as set forth in this Section 3.02(e) to fully or partially fund its hedging obligations hereunder in lieu of executing Hedge Agreements by providing notice to the Servicer, the Administrative Agent and the Indenture Trustee. The Issuer may also on any Hedge Determination Date, Payment Date or Funding Date, revoke its option to fund a hedge reserve account at any time by sending written notice to the Servicer, the Administrative Agent and the Indenture Trustee; provided that at the time of such full or partial revocation the Implied Hedge Amount is equal to or greater than the Outstanding Note Balance. The Issuer may elect multiple exercises and multiple revocations of its option to fund a hedge reserve account as set forth in this Section 3.02(e). Whenever the Issuer initially elects to exercise the Hedge Reserve Option, the Indenture Trustee shall cause to be established and shall cause to be maintained an account (the “Hedge Reserve Account”) for the benefit of the Noteholders. The Hedge Reserve Account shall be an Eligible Bank Account initially established at the Corporate Trust Office of the Indenture Trustee, bearing the designation “Marriott Vacations Worldwide Owner Trust 2011-1 – Hedge Reserve Account, Wells Fargo Bank, National Association, as Indenture Trustee for the benefit of the Noteholders”. Notwithstanding the foregoing, the Issuer shall, on any given date on which the ECP Asset Amount is less than each of (A) the sum of $1,000,000 and the then aggregate Outstanding Note Balance and (B) $10,000,000, fund the Hedge Reserve Account as set forth in this Section 3.02(e). The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the Hedge Reserve Account and in all proceeds thereof. The Hedge Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Trust Estate. If, at any time, the Hedge Reserve Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two Business Days establish a new Hedge Reserve Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Hedge Reserve Account and from the date such new Hedge Reserve Account is established, it shall be the “Hedge Reserve Account.” Amounts on deposit in the Hedge Reserve Account shall be invested in accordance with Section 3.01 hereof. Funding, withdrawals and payments from the Hedge Reserve Account shall be made in the following manner:

(i) Funding. On each Funding Date on which the ECP Asset Amount is (A) less than each of (1) the sum of $1,000,000 and the then aggregate Outstanding Note Balance and (2) $10,000,000 or (B) equal to or greater than (1) the sum of $1,000,000 and the then aggregate Outstanding Note Balance or (2) $10,000,000, and the Issuer has elected to and not revoked such election to fund the Hedge Reserve Account, the Issuer shall deposit or shall cause to be deposited into the Hedge Reserve Account the amount necessary to cause the amount on deposit in the Hedge Reserve Account to be equal to the Hedge Reserve Account Required Balance (after giving effect to the Increase on such Funding Date, existing Hedge Agreements and Hedge Agreements entered into in respect of such Funding Date) and thereafter, on each Payment Date, if the amount on deposit in the Hedge Reserve Account (after giving effect to any deposit of the applicable portion of the proceeds of any Increase on such Payment Date) is less than the Hedge Reserve Account Required Balance, a deposit shall be made to the Hedge Reserve Account, to the extent of Available Funds as provided in Section 3.04 hereof.

(ii) Hedge Trigger Event. Upon the occurrence of a Hedge Trigger Event, if the ECP Asset Amount is equal to or greater than (A) the sum of $1,000,000 and the then aggregate Outstanding Note Balance or (B) $10,000,000, the Issuer shall, no later than 15 calendar days thereafter, purchase or cause to be purchased a Hedge Agreement that meets the requirements of Sections 3.03(b) and such that the Hedge Agreements collectively provide for a notional amount at least equal to, in the aggregate, 90% of the Outstanding Note Balance (after giving effect to the reduction of the Outstanding Note Balance due to the issuance of any Exchange Notes pursuant to Section 2.13 hereof on such date). The Indenture Trustee shall, as directed by the Issuer and the Administrative Agent, to the extent of funds available in the Hedge Reserve Account, either (i) pay the applicable Hedge Agreement premium to the related Hedge Counterparty, or (ii) in the event the Issuer provides the Indenture Trustee with evidence that it has already paid such premium, reimburse the Issuer. To the extent there are funds remaining in the Hedge Reserve Account following the payment of such Hedge Agreement premium, the Indenture Trustee shall withdraw such funds from the Hedge Reserve Account and deposit such funds into the Collection Account as Available Funds for the immediately following Payment Date. To the extent that the Issuer fails to purchase or cause to be purchased the Hedge Agreement following a Hedge Trigger Event in the timeframe described above, the Administrative Agent is authorized to obtain such Hedge Agreement on behalf of the Issuer and to direct the Indenture Trustee to withdraw from the Hedge Reserve Account, to the extent of funds available therein, the applicable Hedge Agreement premium and to pay such amount to the related Hedge Counterparty.

(iii) Payment in Full. To the extent that on the Payment Date on which the Outstanding Note Balance will be reduced to zero, there are amounts on deposit in the Hedge Reserve Account, the Indenture Trustee shall withdraw all amounts on deposit in the Hedge Reserve Account and shall deposit such amounts into the Collection Account.

(iv) Amounts in Excess of Hedge Reserve Account Required Balance. If, on any Payment Date, amounts on deposit in the Hedge Reserve Account are greater than the Hedge Reserve Account Required Balance (after giving effect to all other distributions and disbursements on such Payment Date), the Indenture Trustee shall, based on the Monthly Servicer Report, withdraw funds in excess of the Hedge Reserve Account Required Balance from the Hedge Reserve Account and deposit such funds into the Collection Account as Available Funds on such Payment Date for application in accordance with Section 3.04 hereof. If on any Hedge Determination Date, Funding Date or Payment Date, the Issuer has revoked its election, in whole or in part, to fund the Hedge Reserve Account, provided that the Implied Hedge Amount is equal to or greater than the Outstanding Note Balance and the Issuer has otherwise complied with the Hedge Requirements, amounts on deposit in the Hedge Reserve Account shall be deposited in the Collection Account as Available Funds.

(v) Facility Termination Date. On the Payment Date immediately following each Facility Termination Date on which Exchange Notes are being issued by the Issuer pursuant to Section 2.13, the Indenture Trustee acting at the direction of the Servicer, shall withdraw from the Hedge Reserve Account an amount equal to the excess of (i) the amount of cash or other immediately available funds on deposit in the Hedge Reserve Account on such Payment Date over (ii) the amount withdrawn in accordance with the second sentence of Section 3.02(e)(ii) above, and pay such amount, free and clear of the Lien of this Indenture and Servicing Agreement, to the indenture trustee under the related Exchange Notes Indenture, for deposit into the hedge reserve account for such Exchange Notes; or if no hedge reserve account has been established for such Exchange Notes, into the related collection account for distribution in accordance with the indenture for such Exchange Notes.”

Section 3.03 of the Indenture shall be amended by deleting the same in its entirety and replacing it with:

“Section 3.03 Hedge Agreements and Hedge Reserve Accounts.

(a) The Issuer shall, so long as the Notes remain unpaid and the ECP Asset Amount is less than each of (A) the sum of $1,000,000 and the then aggregate Outstanding Note Balance and (B) $10,000,000, provide Hedge Reserve Amounts in accordance with this Section 3.03; provided, however, that, on any date on which the ECP Asset Amount is equal to or greater than (A) the sum of $1,000,000 and the then aggregate Outstanding Note Balance or (B) $10,000,000, the Issuer shall provide Hedge Agreements and/or Hedge Reserve Amounts in accordance with the terms described in this Section 3.03 (the “Hedge Requirements”).

(b) Hedge Agreements.

(i) Each Hedge Agreement shall either be in the form of an interest rate cap or an interest rate swap, or a combination thereof, in each case between the Issuer and a Qualified Hedge Counterparty, with an effective date on or prior to a Funding Date.

(ii) In the case of an interest rate swap, the related Hedge Agreement shall provide for the payment on each Payment Date to the related Hedge Counterparty of interest on the notional amount thereof at a fixed rate per annum and the payment to the Indenture Trustee for deposit into the Collection Account of a floating rate per annum equal to the LIBOR Rate for each Interest Accrual Period; provided that the Issuer and the Hedge Counterparties may, subject to the related Hedge Agreements, make payments on a net basis; provided, further, that the fixed rate per annum paid to a Hedge Counterparty under an interest rate swap shall not exceed the weighted average coupon for the Borrowing Base Loans as of the last day of the related Due Period, less 8.50%.

(iii) In the case of an interest rate cap, the related Hedge Agreement shall provide for the payment by the Hedge Counterparty to the Indenture Trustee for deposit into the Collection Account on each Payment Date if the LIBOR Rate is greater than the Required Cap Rate for the related Interest Accrual Period, if any.

(iv) Any confirmation related to the ISDA Master Agreement and schedule thereto or long form confirmation, in each case, in the form of interest rate swaps, shall terminate on the last day that the Notes are assumed to be Outstanding based on the Hedge Amortization Schedules.

(v) Each Hedge Agreement may permit, if the related Hedge Counterparty fails to meet the rating requirements in clause (a) of the definition of Qualified Hedge Counterparty, such related Hedge Counterparty to post collateral to secure its obligations under the related Hedge Agreement. To the extent such Hedge Agreement permits the posting of collateral, such Hedge Agreement shall require the following terms (the “Hedge Agreement Collateral Posting Requirements”):

(A) the Hedge Counterparty shall, within 15 days’ of failing to meet such rating requirement, secure its obligations under the related Hedge Agreement, by posting collateral to the Indenture Trustee for deposit into the Hedge Collateral Account in an amount equal to the Hedge Collateral Amount;

(B) the Hedge Counterparty shall, at least on a weekly basis, mark-to-market the related Hedge Agreement (pursuant to the terms thereof) and post additional collateral, as necessary such that the amount on deposit in the Hedge Collateral Account is at least equal to the Hedge Collateral Amount; and

(C) “Hedge Collateral Amount” shall mean with respect to a Hedge Counterparty that has been downgraded below the rating requirements in clause (a) of the definition of Qualified Hedge Counterparty, the following:

(1)	If the Hedge Counterparty has a long-term unsecured debt rating of below “A” from S&P or a short-term unsecured debt rating below “A-1” from S&P but has a long-term unsecured debt rating of at least BBB+ from S&P, the Hedge Collateral Amount shall be calculated using the following formula:

Max[0, MtM]

(2)	If the Hedge Counterparty has a long-term unsecured debt rating of below “BBB+” from S&P or a short-term unsecured debt rating below “A-2” from S&P but has a long-term unsecured debt rating of at least BBB- from S&P, the Hedge Collateral Amount shall be calculated using the following formula:

Max[0, MtM + (4% * notional amount of Hedge Agreement)]

“MtM” = Mark-to-market value of the Hedge Agreement. For the avoidance of doubt, the Mark-to-market value shall be expressed as a negative number if the Issuer is net out-of-the-money with respect to the Hedge Agreement and as a positive number if the Issuer is net in-the-money with respect to the Hedge Agreement.

(vi) Immediately upon receipt, the Indenture Trustee shall deposit all amounts received in respect of the Hedge Agreements into the Collection Account (other than amounts in respect of the Hedge Agreement Collateral Posting Requirements, which shall be deposited into the Hedge Collateral Account). Other than amendments or modifications to effect the adjustments to the notional amount of the Hedge Agreements required by this Section 3.03, any consents, directions or approvals of amendments or modifications to a Hedge Agreement required to be given by the Indenture Trustee under the Hedge Agreement will require the direction of the Required Facility Investors.

(vii) Upon notice or knowledge of any Hedge Event of Default or Termination Event, any party hereto shall provide notice to the other parties hereto and the Hedge Counterparty.

(viii) The Issuer agrees that if any Hedge Counterparty ceases to be a Qualified Hedge Counterparty, unless 100% of the Purchasers agree that such Hedge Counterparty shall continue, the Issuer shall have five (5) Business Days (x) to cause such Hedge Counterparty to assign its obligations under the related Hedge Agreement to a new Qualified Hedge Counterparty (or such Hedge Counterparty shall have five (5) Business Days to again become a Qualified Hedge Counterparty), (y) to obtain a guarantor (with such form of guarantee meeting S&P’s then current criteria) that meets the definition of Qualified Hedge Counterparty, or (z) to obtain a substitute Hedge Agreement, together with the related Qualified Hedge Counterparty’s acknowledgement of the pledge by the Issuer to the Indenture Trustee of the Issuer’s rights under such Hedge Agreement provided, that the Issuer shall not terminate ineligible Hedge Agreements until the related substitute Hedge Agreements are effective.

(ix) Three Business Days prior to (1) each Funding Date, and (2) each Hedge Determination Date, the Servicer, on behalf of the Issuer shall, provide to the Administrative Agent a timeshare loan data file with sufficient information so that, if required, the Administrative Agent may prepare the Hedge Amortization Schedule. Subject to the timely delivery of information by the Servicer, with respect to each Funding Date and each Hedge Determination Date, the Administrative Agent shall provide the Issuer and the Servicer with the Hedge Amortization Schedule no later than two (2) Business Days thereafter.

(x) Subject to the limitation on Hedge Agreements in the form of interest rate swaps set forth in Section 3.03(b)(xii), without affecting the Issuer’s obligations under Section 3.03(b)(viii), the parties hereto agree that the Hedge Requirements do not obligate the Issuer to cause the Hedge Counterparty to terminate, assign or collateralize its Hedge Agreement as a result of such Hedge Counterparty no longer satisfying the definition of Qualified Hedge Counterparty, and, consequently, the Issuer may be party to multiple Hedge Agreements and/or interest rate swaps or interest rate caps with counterparties which are Qualified Hedge Counterparties as well as counterparties that are not Qualified Hedge Counterparties, all collectively having an aggregate notional amount in excess of 100% of the Outstanding Note Balance.

(xi) In the event the Issuer shall execute a Securitization Take-Out Transaction, whereby all of the Outstanding Note Balance of the Notes is repaid, it shall terminate all confirmations related to the ISDA Master Agreement and schedules thereto or long form confirmations, in each case, in the form of interest rate swaps.

(xii) The notional amount of Hedge Agreements in the form of interest rate swaps may not exceed 105% of Outstanding Note Balance.

(c) Hedge Reserve Option and Hedge Reserve Amounts. So long as no Hedge Trigger Event has occurred, in lieu of providing Hedge Agreements, the Issuer may, upon prior written notice to the Administrative Agent, elect to exercise the Hedge Reserve Option and to deposit Hedge Reserve Amounts equal to the Hedge Reserve Account Required Balance in the Hedge Reserve Account.

(d) Notional Amounts and Adjustments.

(i) the Issuer shall, on each Hedge Determination Date, ensure that collectively, the Hedge Agreements and the Hedge Reserve Amounts cause the Implied Hedged Amount to be equal to or greater than the Outstanding Note Balance;

(ii) the Issuer shall, as of each Funding Date, cause the notional amount of the Hedge Agreements to be adjusted, enter into new Hedge Agreements and/or make additional deposits to the Hedge Reserve Account such that the Implied Hedged Amount shall be equal to or greater than the Outstanding Note Balance;

(iii) the Issuer shall, on each Funding Date, adjust (A) the Hedge Agreements to reflect the Required Cap Rate (in the case of a Hedge Agreement in the form of an interest rate cap) if such Hedge Agreements provides for a cap rate which is below the Required Cap Rate; and (B) the termination date of the Hedge Agreements in accordance with the Hedge Amortization Schedule following such Funding Date; and

(iv) on any Funding Date, (A) any Hedge Reserve Amounts to be deposited to the Hedge Reserve Account and (B) any additional premium, termination payment or other out-of-pocket costs and expenses relating to the adjustments to the Hedge Agreements, or new Hedge Agreements shall be funded by the Issuer from the proceeds of the related Increase.”

Section 1.03. Amendment of the Note Purchase Agreement

Section 2.2 of the Note Purchase Agreement shall be amended by deleting the same in its entirety and replacing it with:

“Section 2.2 Initial Funding Date; Increase of Purchaser Invested Amounts.

(a) Upon the terms and subject to the conditions set forth in the Original Note Purchase Agreement on the Initial Funding Date the Issuer sold a Note to each Funding Agent (on behalf of the related Conduit and Alternate Purchasers which are members of the related Purchaser Group) and each Non-Conduit Committed Purchaser, as described in Section 2.1. Upon the terms and subject to the conditions set forth herein, on any Business Day after the Amendment Effective Date (x) the Issuer may, at its option, sell to each Non-Conduit Committed Purchaser and each Funding Agent for a Purchaser Group, and (y) (1) each Non-Conduit Committed Purchaser shall purchase from the Issuer, and (2) each Conduit may, in its sole discretion, purchase from the Issuer, and/or each such Alternate Purchaser shall, in accordance with subsection 2.2(b), purchase from the Issuer, in each case without recourse except as provided herein and in the other Facility Documents, prior to the Purchaser Termination Date with respect to such Non-Conduit Committed Purchaser or such Purchaser Group, an increase (an “Increase”) in the outstanding amounts under the Notes (the amount of each such Increase, a “Notes Increase Amount”) at the request of the Issuer in accordance with Section 2.11 of the Indenture and Servicing Agreement; provided, however, that:

(i) the Purchaser Invested Amount with respect to each Purchaser Group or Non-Conduit Committed Purchaser shall not exceed the Purchaser Commitment Amount for such Purchaser Group or Non-Conduit Committed Purchaser after giving effect to such Increase;

(ii) the Issuer, the Seller, the Servicer and the Performance Guarantor, as applicable, shall have complied in all material respects with all of their respective covenants and agreements contained in this Agreement, the Indenture and Servicing Agreement, the Sale Agreement, the Purchase Agreement and any other Facility Document, as applicable;

(iii) the Purchaser Termination Date has not occurred and no Amortization Event, Potential Amortization Event, Servicer Event of Default, Potential Servicer Event of Default, Event of Default, or Potential Event of Default shall have occurred and be continuing on such Funding Date, and no Amortization Event, Potential Amortization Event, Servicer Event of Default, Potential Servicer Event of Default, Event of Default, or Potential Event of Default would occur after giving effect to such Increase;

(iv) by 3:00 P.M. (New York City time), at least three (3) Business Days preceding each proposed Funding Date, the Issuer shall have delivered to the Administrative Agent, each Funding Agent and each Non-Conduit Committed Purchaser an electronic copy of a “Borrowing Notice” in substantially the form of Exhibit D hereto which will contain a certification of an authorized officer of the Issuer stating that the Outstanding Note Balance will not exceed the Borrowing Base after giving effect to such Increase, which certificate will set forth the Borrowing Base and provide all data used (or requested by the Administrative Agent), in Excel format, to calculate the Borrowing Base as of such Funding Date (including without limitation (a) the Aggregate Loan Balance of the Borrowing Base Loans and the aggregate Loan Balance of each Borrowing Base Loan Group, (b) the Excluded Loan Balance and the Excluded Loan Group Balances, and (c) the Advance Rates used for the related Additional Timeshare Loans);

(v) after giving effect to such Increase, the Outstanding Note Balance will not exceed the Borrowing Base;

(vi) after giving effect to such Increase, the Outstanding Note Balance will not exceed the Facility Limit;

(vii) the Issuer shall have deposited (or caused to be deposited) into the Reserve Account (without giving effect to the deposit of any Available Funds pursuant to Section 3.04 of the Indenture and Servicing Agreement) an amount equal to the amount, if any, necessary to cause the amount in the Reserve Account to equal the Reserve Account Required Balance after giving effect to such Increase;

(viii) [Reserved].

(ix) with respect to any Funding Date, (A) the Hedge Agreements shall have been adjusted, new Hedge Agreements shall have been entered into and/or additional deposits to the Hedge Reserve Account shall have been made such that the Implied Hedged Amount is equal to or greater than the Outstanding Note Balance after giving effect to such Increase and (B) the Hedge Amortization Schedule shall have been adjusted in accordance with the Hedge Requirements;

(x) all of the representations and warranties of the Issuer, the Seller, the Servicer and the Performance Guarantor made herein and in any other Facility Document shall be true and correct as of such date (except to the extent any such representation or warranty expressly relates to an earlier date including representations and warranties made as to financial information which is presented as of a specific date and public filings which relate to their day of filing, each of which shall be true and correct as of such earlier date);

(xi) on or prior to such Funding Date, the Custodian shall have possession of each original Timeshare Loan and the related Timeshare Loan File and shall have acknowledged to the Indenture Trustee and the Administrative Agent such possession and its undertaking to hold each such original Timeshare Loan and the related Timeshare Loan File for purposes of perfection of the Indenture Trustee’s interests in such original Timeshare Loans and the related Timeshare Loan File; provided that the fact that any document not required to be in its respective Timeshare Loan File pursuant to the Purchase Agreement or Sale Agreement is not in the possession of the Custodian in its respective Timeshare Loan File shall not constitute a failure to satisfy this condition;

(xii) the Issuer shall have delivered an updated Schedule of Timeshare Loans for all Borrowing Base Loans to the Administrative Agent;

(xiii) all conditions precedent and other obligations related to the delivery, conveyance and Grant of the related Additional Timeshare Loans in Section 4 of the Purchase Agreement, Section 4 of the Sale Agreement and Sections 4.02 and 4.03 of the Indenture and Servicing Agreement have been satisfied; and

(xiv) the Notes Increase Amount is at least $1,000,000.

On each Funding Date, each Purchaser Group shall pay to the related Funding Agent, and each Funding Agent and Non-Conduit Committed Purchaser shall pay to the Issuer pursuant to the instructions in the related Borrowing Notice, immediately available funds in an amount equal to the Commitment Percentage with respect to such Purchaser Group or Non-Conduit Committed Purchaser of the Notes Increase Amount with respect to such Funding Date.

(b) Each Conduit may fund any Increase in accordance with the terms of Section 2.2(a); provided, however, that if a Conduit elects not to fund its entire Commitment Percentage of the Notes Increase Amount with respect to any Funding Date or if any Funding Agent otherwise provides notice to the Administrative Agent that the Alternate Purchasers in the Purchaser Group with respect to which it is acting as Funding Agent will provide such funding, the Issuer shall be deemed to have requested that such Alternate Purchasers fund such portion of the Notes Increase Amount and each such Alternate Purchaser shall fund its Alternate Purchaser Percentage of such portion of the Notes Increase Amount if the conditions set forth in Section 2.2(a) hereof are satisfied. Absent the circumstances described in the proviso in the immediately preceding sentence, the Issuer may not request any Alternate Purchaser to fund any portion of any Notes Increase Amount.

(c) In the event the Issuer requests any Increase, the Issuer shall indemnify each Purchaser against any loss or expense incurred by such Purchaser, either directly or indirectly (including, in the case of a Conduit, through a Liquidity Agreement), as a result of any failure by the Issuer to complete any such Increase (other than as a result of an election by a Conduit not to fund such Increase or the failure of an Alternate Purchaser or Non-Conduit Committed Purchaser to fund such Increase) including, without limitation, any loss or reasonable out-of-pocket expenses incurred by any such Purchaser, either directly or indirectly (including, in the case of a Conduit, pursuant to a Liquidity Agreement), by reason of the liquidation or reemployment of funds acquired by any such Conduit (or any Liquidity Provider), any such Alternate Purchaser or any such Non-Conduit Committed Purchaser (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) to fund such Increase; provided, however, that no Purchaser shall be entitled to indemnification under this subsection (c) to the extent of any loss or expense which results from the gross negligence or willful misconduct of such Purchaser.

(d) The acceptance of funds by the Issuer pursuant to this Section 2.2 in connection with an Increase shall be deemed to be a certification by the Issuer that the conditions specified in clauses (i) through (xiii) of Section 2.2(a) have been satisfied with respect to such Increase.

(e) Notwithstanding the foregoing, if any Non-Conduit Committed Purchaser or Alternate Purchaser who shall have previously notified the Issuer in writing, in substantially the form of Exhibit E hereto, that it has incurred Charges directly related to and as a result of the “liquidity coverage ratio” under Basel III in respect of its Commitment hereunder or any Liquidity Agreement, or its interest in the Notes, such Non-Conduit Committed Purchaser or Alternate Purchaser may, upon receipt of a Borrowing Notice pursuant to Section 2.2(a) hereof, notify the Issuer in writing by 5:00 P.M. (New York City time) two Business Days prior to the Funding Date specified in such Borrowing Notice, in substantially the form of Exhibit F hereto (a “Delayed Funding Notice”), of its intent to fund its Commitment of the related Notes Increase Amount (such amount, the “Delayed Amount”) on a Business Day that is on or before the thirty-fifth (35th) day following the date of delivery by such Non-Conduit Committed Purchaser or Alternate Purchaser of such Delayed Funding Notice (the “Delayed Funding Date”) rather than on the date specified in such Borrowing Notice. If any Non-Conduit Committed Purchaser or Alternate Purchaser provides a Delayed Funding Notice to the Issuer following the delivery by the Issuer of a Borrowing Notice, the Issuer may revoke such Borrowing Notice. No Purchaser Group that includes an Alternate Purchaser that has provided a Delayed Funding Notice in respect of an Increase and no Non-Conduit Committed Purchaser that has provided a Delayed Funding Notice in respect of an Increase (each a “Delayed Funding Purchaser”) shall be considered to be in default of its obligation to fund its Delayed Amount pursuant to Section 2.2(a) hereunder unless and until it has failed to fund the Delayed Funding Reimbursement Amount with respect to such Delayed Amount on or before the Delayed Funding Date. For the avoidance of doubt, Delayed Funding Purchasers shall be required to fund their respective Delayed Funding Amounts regardless of the occurrence of an Amortization Event, Potential Amortization Event, Servicer Event of Default, Potential Servicer Event of Default, Event of Default, or Potential Event of Default which occurs during the period from and including the related Funding Date to and including the related Delayed Funding Date.

(f) If (i) one or more Delayed Funding Purchasers provide a Delayed Funding Notice to the Issuer in respect of any Borrowing Notice and (ii) the Issuer shall not have revoked the Borrowing Notice prior to the Business Day preceding such Funding Date, the Administrative Agent shall, by no later than 12:00 P.M. (New York City time) on the Business Day preceding such Funding Date, direct each Purchaser Group and each Non-Conduit Committed Purchaser that is not a Delayed Funding Purchaser with respect to such Funding Date (each a “Non-Delayed Funding Purchaser”) to fund an additional portion of such Notes Increase Amount on such Funding Date equal to such Non-Delayed Funding Purchaser’s proportionate share (based upon such Non-Delayed Funding Purchaser’s Percentage Interest relative to the sum of the Commitments of all Non-Delayed Funding Purchasers) of the aggregate Delayed Amounts with respect to such Funding Date; provided, however, that in no event shall a Non-Delayed Funding Purchaser be required to fund any amounts in excess of its Commitment. Subject to Section 2.2(a) hereof, in the case of a Non-Delayed Funding Purchaser that is a Non-Conduit Committed Purchaser, such Non-Conduit Committed Purchaser hereby agrees, or, in the case of a Non-Delayed Funding Purchaser that is a Purchaser Group, the Conduit in such Purchaser Group may agree, in its sole discretion, and the Alternate Purchasers in such Purchaser Group hereby agree, to fund such portion of the Increase on such Funding Date.

(g) After the Non-Delayed Funding Purchasers fund a Delayed Amount on any Funding Date in accordance with Section 2.2(f), the Delayed Funding Purchaser in respect of such Delayed Amount will be obligated to fund the Delayed Funding Reimbursement Amount with respect to such Delayed Amount on or before its Delayed Funding Date, irrespective of whether Issuer would be able to satisfy the conditions set forth in Section 2.2(a) to an Increase, in an amount equal to such Delayed Funding Reimbursement Amount on such Delayed Funding Date. Such Delayed Funding Purchaser shall fund such Delayed Funding Reimbursement Amount on such Delayed Funding Date by paying such amount to the Administrative Agent in immediately available funds, and the Administrative Agent shall distribute such funds to each such Non-Delayed Funding Purchaser, pro rata based on the relative amount of such Delayed Amount funded by such Non-Delayed Funding Purchaser on such Funding Date pursuant to Section 2.2(f).”

Section 3.1(m) of the Note Purchase Agreement shall be amended by deleting the same in its entirety and replacing it with:

“Audits. Each of the Administrative Agent, each Funding Agent and each Purchaser and their respective agents and representatives shall also have the right to discuss the Issuer’s affairs with the officers and employees of the Issuer and Issuer’s independent accountants and to verify under appropriate procedures the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Trust Estate, including causing the Issuer or the Servicer, or any officers or employees of the Issuer or the Servicer to work with the Administrative Agent, the Funding Agents or the Purchasers to contact the Obligors to confirm amounts outstanding under such Obligor’s Timeshare Loan and matters related thereto. In connection with all audits performed under this Agreement, the Administrative Agent shall (i) use reasonable efforts to coordinate the staffing and timing of such audits in order to minimize the cost and expense thereof and to the extent possible have such audits conducted by all parties at the same time and (ii) engage an auditor that is satisfactory to the Majority Facility Investors; provided that, the Administrative Agent shall not engage an auditor that was engaged and did not provide the results of the audit related to the immediately preceding audit engagement under this Agreement to any Funding Agent or Purchaser (for any reason whatsoever) unless each of the Funding Agents and Purchasers consent to such engagement. The Administrative Agent shall also solicit input from the Funding Agents and Purchasers with respect to the scope of such coordinated audit. Upon the completion of any audit by or on behalf of the Administrative Agent, the Administrative Agent shall provide copies of the results thereof to each Non-Conduit Committed Purchaser and each Funding Agent on behalf of the related Purchaser Group. The number and frequency of any such audits prior to the occurrence of an Event of Default, Servicer Event of Default or Amortization Event shall be not more frequently than annually (excluding any audits conducted during the continuance of an Event of Default, Servicer Event of Default or Amortization Event), and after the occurrence and continuance of an Event of Default, Servicer Event of Default or Amortization Event, with such greater frequency as may be determined by the Administrative Agent in its sole discretion or at the direction of the Majority Facility Investors. Each such audit shall be at the expense of the Issuer. For the avoidance of doubt, expenses associated with due diligence meetings shall be governed by Section 3.1(l) above. The Issuer acknowledges and agrees that the Administrative Agent shall conduct an audit on or after the earlier of (i) 60 days after the first Funding Date to occur after September 6, 2013 and (ii) March 31, 2014.”

The documents attached hereto as Annex A shall be added to the Note Purchase Agreement as Exhibit E and Exhibit F, respectively.

Section 1.04. Amendment to Schedule I of the Purchase Agreement and the Sale Agreement

Clause (tt) of Schedule I to each of the Purchase Agreement and the Sale Agreement shall be amended by deleting the same in its entirety and replacing it with:

“(tt) If the related Obligor is a Domestic Obligor, to the extent such Obligor has a FICO Score, such FICO score is at least 550.”

The following clause (fff) shall be added to Schedule I of each of the Purchase Agreement and the Sale Agreement in the appropriate alphabetical order:

“(fff) If such Timeshare Loan is a Borrowing Base Loan related to the FICO 550 to 599 Loan Group, such Borrowing Base Loan does not, when aggregated with all other Borrowing Base Loans related to the FICO 550 to 599 Loan Group, cause the weighted average seasoning of Borrowing Base Loans related to the FICO 550 to 599 Loan Group, to be less than 30 months.”

Section 1.05. Amendment to Address of the Issuer and the Owner Trustee

All references to the address of the Issuer in the Transaction Documents and any exhibits thereto shall be amended by deleting the same in its entirety and replacing it with:

Marriott Vacations Worldwide Owner Trust 2011-1

c/o Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Assistant Vice President

Facsimile Number: (302) 636-5137

Telephone Number: (302) 636-4140

All references to the address of the Owner Trustee in the Transaction Documents and any exhibits thereto shall be amended by deleting the same in its entirety and replacing it with:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Assistant Vice President

Facsimile Number: (302) 636-5137

Telephone Number: (302) 636-4140

Section 2.01. Representations and Warranties

MVW, MORI, the Seller and the Issuer hereby represent and warrant to each of the other Transaction Parties that, after giving effect to this Amendment: (a) the representations and warranties set forth in each of the Transaction Documents by each of MVW, MORI, the Seller and the Issuer are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date (except to the extent that any representation and warranty expressly relates to an earlier date, then such earlier date), (b) on the date hereof, no Default has occurred and is continuing, and (c) the execution, delivery and performance of this Amendment in accordance with its terms and the consummation of the transactions contemplated hereby by any of them do not and will not (i) require any consent or approval of any Person, except for consents and approvals that have already been obtained, (ii) violate any applicable law, or (iii) contravene, conflict with, result in a breach of, or constitute a default under their organization documents, as the same may have been amended or restated, or contravene, conflict with, result in a breach of or constitute a default under (with or without notice or lapse of time or both) any indenture, agreement or other instrument, to which such entity is a party or by which it or any of its properties or assets may be bound.

Section 2.02. References in all Transaction Documents.

To the extent any Transaction Document contains a provision that conflicts with the intent of this Amendment, the parties agree that the provisions herein shall govern.

Section 2.03. Counterparts.

This Amendment may be executed (by facsimile or otherwise) in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 2.04. Governing Law.

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE TRANSACTION PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 2.05. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

Section 2.06. Continuing Effect.

Except as expressly amended hereby, each Transaction Document shall continue in full force and effect in accordance with the provisions thereof and each Transaction Document is in all respects hereby ratified, confirmed and preserved.

Section 2.07. Successors and Assigns.

This Amendment shall be binding upon and inure to the benefit of the Transaction Parties and their respective successors and permitted assigns.

Section 2.08 No Bankruptcy Petition.

(a) Each party hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Related Commercial Paper or other indebtedness of a Conduit, it will not institute against, or join any other Person in instituting against a Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States or any other jurisdiction with authority over such Conduit. The provisions of this Section 2.08(a) shall survive the termination of this Agreement.

(b) Each party hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Notes and Exchange Notes, it will not institute against, or join any other Person in instituting against the Issuer or the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The provisions of this Section 2.08(b) shall survive the termination of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties below have caused this Amendment to be duly executed by their respective duly authorized officers of the day and year first above written.

MARRIOTT VACATIONS WORLDWIDE
OWNER TRUST 2011-1, as Issuer

By:	Wilmington Trust, National Association,
not individually, but solely in its capacity as
Owner Trustee

By:	/s/ Rita Marie Ritrovato
Name: Rita Marie Ritrovato
Title: Assistant Vice President

Address for notices:
c/o Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19801

Attention: Rita Marie Ritrovato
Telephone Number: (302) 636-5137
Facsimile Number: (302) 636-4140

MORI SPC SERIES CORP., as Seller

By:	/s/ Greg A. Langford
Name: Greg A. Langford
Title: President

Address for notices:
6649 Westwood Boulevard
Orlando, Florida 32821

Attention: General Counsel
Telephone: (407) 206-6000
Facsimile: (407) 513-6680

Omnibus Amendment No. 2

MARRIOTT OWNERSHIP RESORTS, INC., in its individual capacity and as Servicer and Administrator

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President

Address for notices:
6649 Westwood Boulevard
Orlando, Florida 32821

Attention: General Counsel
Telephone: (407) 206-6000
Facsimile: (407) 513-6680

MARRIOTT VACATIONS WORLDWIDE CORPORATION, as Performance Guarantor

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President

Address for notices:
6649 Westwood Boulevard
Orlando, Florida 32821

Attention: General Counsel
Telephone: (407) 206-6000
Facsimile: (407) 513-6680

Omnibus Amendment No. 2

MVCO SERIES LLC, as Owner

By:	/s/ Greg A. Langford
Name: Greg A. Langford
Title: President

Address for notices:
6649 Westwood Boulevard
Orlando, Florida 32821

Attention: General Counsel
Telephone: (407) 206-6000
Facsimile: (407) 513-6680

Omnibus Amendment No. 2

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee, Back-Up Servicer and Custodian

By:	/s/ Jennifer C. Westberg
Name: Jennifer C. Westberg
Title: Vice President

Address for notices:

Wells Fargo Bank, National Association
MAC N9311-161
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479

Attention: Corporate Trust
Services/Asset-Backed Administration
Facsimile Number: (612) 667-3539
Telephone Number: (612) 667-8058

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Rita Marie Ritrovato
Name:	Rita Marie Ritrovato
Title:	Assistant Vice President

Address for notice:

Wilmington Trust, National Association
1100 North Market Street
Mail Code: MD1-WD22
Wilmington, Delaware, 19801

Attention: Rita Marie Ritrovato
Telephone Number: (302) 636-5137
Facsimile Number: (302) 636-4140

Omnibus Amendment No. 2

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Jay Steiner
Name: Jay Steiner
Title: Managing Director

By:	/s/ Robert Sheldon
Name: Robert Sheldon
Title: Managing Director

Address for notices:
60 Wall Street
New York, New York 10005

Attention: Mary Conners
Telephone: (212) 250-4731
Facsimile: (212) 797-5300

Accounts Name: Commercial Loan Dep
ABA Number: 021-001-033
Bank Name: Deutsche Bank Trust Company Americas
Account Number: 99401268
Attention: Lee Joyner Ph. 904-527-6438
Reference: MVWOT 2011-1

Omnibus Amendment No. 2

MOUNTCLIFF FUNDING LLC
as Conduit

By:	/s/ Joseph Soave
Name: Joseph Soave
Title: Chief Financial Officer

Address for notices:
20 Gates Management LLC
30 Irving Place, 2nd Floor
New York, NY 10003

Attention: Vidrik Frankfather
Telephone: (212) 295-4146
Facsimile: (212) 295-3785
E-mail: mountcliff@20gates.com; mountcliff.group@db.com; ajohal@20gates.com

Omnibus Amendment No. 2

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Alternate Purchaser

By:	/s/ Michelangelo Raimondi
Name: Michelangelo Raimondi
Title: Authorized Signatory

By:	/s/ Jason D. Muncy
Name: Jason D. Muncy
Title: Authorized Signatory

Address for notices:
Eleven Madison Avenue
New York, NY 10010

Attention: Conduits and Credit Products Group
Telephone: (212) 325-6688
Facsimile: (212) 325-4599

Bank Name: Bank of New York, NY
ABA Number: 021-000-018
Account Number: 890-039-2770
Attention: Fred Mastromarino
Reference: Credit Suisse AG, Cayman Islands Branch

Omnibus Amendment No. 2

CREDIT SUISSE AG, NEW YORK BRANCH as Funding Agent

By:	/s/ Michelangelo Raimondi
Name: Michelangelo Raimondi
Title: Vice President

By:	/s/ Jason Muncy
Name: Jason Muncy
Title: Vice President

Address for notices: Eleven Madison Avenue New York, NY 10010

Attention: Conduits and Credit Products Group Telephone: (212) 325-6688 Facsimile: (212) 325-4599

Bank Name: Bank of New York, NY ABA Number: 021-000-018 Account Number: 890-038-7025 Attention: Fred Mastromarino Reference: Credit Suisse AG, New York Branch

Omnibus Amendment No. 2

GIFS CAPITAL COMPANY, LLC as Conduit

By:	/s/ Thomas J. Irvin
Name: Thomas J. Irvin
Title: Manager

Address for notices:

GIFS Capital Company, LLC Suite 4900 227 West Monroe St. Chicago, IL 60606 Attention: Operations Email: chioperations@guggenheimpartners.com Telephone: 312-977-4560 Telecopy: 312-977-1967

with a copy to:

c/o The Royal Bank of Scotland Securitization Support 250 Bishopsgate London EC2M 4AA Email: secsupportconduit@rbs.com

Attention: Kristina Neville Telephone: (312) 664-6566 Facsimile: (203) 873-5753

Bank: The Royal Bank of Scotland plc,

Connecticut Branch

Account for Payments: The Royal Bank of

Scotland plc CT Branch Lending

ABA Number: 026-009-580

Account Number: 486028642701

Reference: GIFS Collection MVW 2011-1

Attention: CB Operations

Omnibus Amendment No. 2

THE ROYAL BANK OF SCOTLAND PLC as Alternate Purchaser and Funding Agent

By:	RBS Securities Inc., as agent

By:	/s/ David J. Donofrio
	Name:	David J. Donofrio
	Title:	Director

Address for notices: c/o The Royal Bank of Scotland 550 W. Jackson Blvd., 18th Floor Chicago, IL 60661

Attention: Kristina Neville Telephone: (312) 664-6566 Facsimile: (203) 873-5753

Bank: The Royal Bank of Scotland plc,

Connecticut Branch

Account for Payments: The Royal Bank of

Scotland plc CT Branch Lending

ABA Number: 026-009-580

Account Number: 486028642701

Reference: GIFS Collection MVW 2011-1

Attention: CB Operations

Omnibus Amendment No. 2

SUNTRUST BANK as Non-Conduit Committed Purchaser

By:	/s/ Michael Peden
	Name:	Michael Peden
	Title:	Vice President

Address for notices: 3333 Peachtree Street NE 10th Floor East Atlanta, Georgia 30326

Attention: Kayla Williams and David Morley Telephone: (404) 926-5475 Facsimile: (404) 495-2171 Email: strh.afg.funding@suntrust.com

Bank: SunTrust Banks ABA Number: 061000104 Account Number: 1000022220783 Account Name: STB AGENCY SERVICES OPERATING ACCT Attention: Doug Weltz Reference: MVWOT 2011-1

Omnibus Amendment No. 2

DEUTSCHE BANK TRUST COMPANY AMERICAS as Non-Conduit Committed Purchaser

By:	/s/ Jay Steiner
	Name:	Jay Steiner
	Title:	Managing Director

By:	/s/ Robert Sheldon
	Name:	Robert Sheldon
	Title:	Managing Director

Address for notices: 60 Wall Street New York, New York 10005

Attention: Mary Conners Telephone: (212) 250-4731 Facsimile: (212) 797-5300

Accounts Name: Commercial Loan Dep ABA Number: 021-001-033 Bank Name: Deutsche Bank Trust Company Americas Account Number: 99401268 Attention: Lee Joyner Ph. 904-527-6438 Reference: MVWOT 2011-1

Omnibus Amendment No. 2

BANK OF AMERICA, N.A. as Non-Conduit Committed Purchaser

By:	/s/ Steven Maysonet
Name: Steven Maysonet
Title: Vice President

Address for notices:

Bank of America, National Association

214 North Tryon Street, 15th Floor

NC1-027-15-01

Charlotte, North Carolina 28255 Attention: Securitization Finance Group c/o

Robert Wood / Steven Maysonet

Telephone: 980-388-5938 / 980-387-1386 Email: robert.wood@baml.com steven.maysonet@baml.com

Accounts for Payments: Bank of America

ABA Number: 026 009 593

Account Name: Wire Clearing Account Account Number: 4426457864

Attention: Sean C. Walsh

Attention: 980-386-0159

Reference: Marriott Vacations Worldwide Owner Trust 2011-1

Omnibus Amendment No. 2

WELLS FARGO CAPITAL FINANCE, LLC as Non-Conduit Committed Purchaser

By:	/s/ Ajay Jagsi
Name: Ajay Jagsi
Title: Vice President

Address for notices: 14241 Dallas Parkway, Suite 1300 Dallas, Texas 75254

Attention: Ajay Jagsi Telephone: (972) 361-7220 Facsimile: (866) 719-9124

Accounts for Payments: ABA Number: 121-000-248 Account Number: 4124923707 Attention: Latonya Whitfield Reference: Marriott Vacations Worldwide Owner Trust 2011-1

Omnibus Amendment No. 2

Annex A

[See attached]

EXHIBIT E

[        ], 201

Marriott Vacations Worldwide Owner Trust 2011-1

c/o Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19801

Re: Notice of Potential For Delayed Funding

Reference is made to the Amended and Restated Note Purchase Agreement, dated September 11, 2012, by and among Marriott Vacations Worldwide Owner Trust 2011-1 (the “Issuer”), Marriott Ownership Resorts, Inc., as Servicer, MORI SPC Series Corp., as Seller, Marriott Vacations Worldwide Corporation, as Performance Guarantor, the Purchasers from time to time parties thereto (each such party, together with their respective successors in such capacity, a “Funding Agent”), the agent bank for each Purchaser Group from time to time party thereto, and Deutsche Bank AG, New York Branch, in its capacity as agent for the Purchasers and the Funding Agents (together with any amendments thereto, the “Note Purchase Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Standard Definitions attached as Annex A to the Note Purchase Agreement.

Pursuant to Section 2.2(e) of the Note Purchase Agreement, [        ], as a [Non-Conduit Committed Purchaser][Alternate Purchaser], hereby notifies the Issuer that it has incurred Charges directly related to and as a result of the “liquidity coverage ratio” under Basel III in respect of its Commitments under the Note Purchase Agreement and/or its interests in the Notes.

Sincerely,

[ ]

By:
Name:
Title:

EXHIBIT F

[        ], 201

Marriott Vacations Worldwide Owner Trust 2011-1

c/o Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19801

Re: Delayed Funding Notice

Reference is made to the Amended and Restated Note Purchase Agreement, dated September 11, 2012, by and among Marriott Vacations Worldwide Owner Trust 2011-1 (the “Issuer”), Marriott Ownership Resorts, Inc., as Servicer, MORI SPC Series Corp., as Seller, Marriott Vacations Worldwide Corporation, as Performance Guarantor, the Purchasers from time to time parties thereto (each such party, together with their respective successors in such capacity, a “Funding Agent”), the agent bank for each Purchaser Group from time to time party thereto, and Deutsche Bank AG, New York Branch, in its capacity as agent for the Purchasers and the Funding Agents (together with any amendments thereto, the “Note Purchase Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Standard Definitions attached as Annex A to the Note Purchase Agreement.

Pursuant to Section 2.2(e) of the Note Purchase Agreement, [        ], as a [Non-Conduit Committed Purchaser][Alternate Purchaser], hereby notifies the Issuer of its intent to fund its Commitment of the Notes Increase Amount related to the Borrowing Notice delivered by the Issuer on [        ], on a Business Day that is on or before [        ]1, rather than on the date specified in such Borrowing Notice.

Sincerely,

[ ]

By:
Name:
Title:

[1]	Thirty-five days following the date of delivery by such Non-Conduit Committed Purchaser or Alternate Purchaser of this Delayed Funding Notice.